Exhibit 99.1
hhgregg Announces Preliminary Third Fiscal Quarter Sales and Earnings
Results and Updates Fiscal 2013 Guidance
INDIANAPOLIS, January 14, 2013 (BUSINESS WIRE) — Indianapolis-based appliance and electronics retailer, hhgregg, Inc. (NYSE:HGG) today announced preliminary results for the third fiscal quarter ended December 31, 2012 and updated fiscal 2013 guidance (year ending March 31, 2013). The Company also announced details of its third fiscal quarter earnings conference call.
For the third fiscal quarter of 2013, the Company estimates net sales to be approximately $799.6 million, a decrease of approximately 3.6% as compared to net sales of $829.5 million reported for the third fiscal quarter of 2012. Third fiscal quarter comparable store sales are estimated to have decreased approximately 9.7%, with the video category expected to have decreased approximately 24.6%, the appliance category expected to have increased approximately 6.1%, the computing and mobile phones category expected to have increased approximately 16.2%, and the other category expected to have decreased approximately 23.7%. The Company expects net income of approximately $17.4 million, or $0.51 per diluted share, for the third fiscal quarter of 2013, compared with net income of $22.5 million, or $0.60 per diluted share, for the comparable prior year period. Third fiscal quarter 2013 earnings were negatively impacted by lower than expected sales performance in the video category. Third fiscal quarter 2013 results include a $0.5 million ($0.3 million after-tax) charge related to impairment for one store. Net income, as adjusted for this item, for the three months ended December 31, 2012 is expected to be approximately $17.7 million, or $0.52 per diluted share, as adjusted, a decrease of approximately 21.3% in adjusted net income when compared to the prior year period.
Dennis May, President and CEO commented, “Fundamental shifts across the video category continued to pressure our business during our third fiscal quarter, and we were disappointed in our video performance. Declining industry demand for flat screen televisions along with broadened distribution of large-screen televisions negatively impacted overall store traffic and video category sales. During the quarter, we placed less emphasis on lower-end promotional televisions to bolster gross margin rates, which led to an increase in video category and total company gross margin rates. Throughout the quarter, we continued to test new product categories and consumer financing options that further diversify our business and reduce our dependence on new product innovations in the video sector."
Mr. May continued, “Our appliance business, which is now our largest product category, along with our computing and mobile phones category continue to perform well. We are pleased with the results of our initiatives to drive continued market share gains in the appliance category, resulting in our sixth consecutive quarter of appliance comparable store sales increases. In addition, we are pleased with the consumer acceptance of our new products, particularly the roll-out of the furniture category and the introduction of Apple™ products. We believe that our service-oriented sales force along with our ability to both offer attractive financing options and deliver big box product to our consumers' home, gives us the flexibility to adapt our business around today's dynamic retail environment.”
All figures in this release are preliminary and remain subject to the completion of normal quarter-end accounting procedures and adjustments, which could result in changes to these preliminary results. Further details of these results will be provided in the Company’s earnings release and conference call discussed in more detail in this release.

Updated Fiscal 2013 Guidance
In light of the preliminary third fiscal quarter sales and earnings results and our revised outlook for the fourth fiscal quarter, the Company now anticipates that annual net income per diluted share will be within a range of $0.70 to $0.80 for fiscal 2013. This compares to previous guidance of net income per diluted share of $0.90 to $1.05 for fiscal 2013. The Company’s revised fiscal 2013 guidance includes the following assumptions:

•	fiscal 2013 comparable store sales of negative 8.5% to negative 7.5%, as compared to previous guidance of negative 6.0% to negative 4.0%

•	fiscal 2013 net sales increase of flat to 1.0%, as compared to previous guidance of net sales increase of 3.0% to 6.0%

•	net capital expenditures of $35.0 million to $40.0 million, as compared to previous guidance of $50.0 million to $55.0 million

•	the impact of fiscal year-to-date share repurchases of 3.6 million shares at a cost of $30.0 million

Jeremy Aguilar, Chief Financial Officer commented, “We continue to test new merchandise categories that will aid us in reducing our overall mix of business from the video category. While the diversification of our business will take time, we are pleased with the early results of the new merchandise initiatives. For the fourth fiscal quarter, we expect to continue to drive comparable store sales increases and market share gains in the appliance and computing and mobile phone categories. However, we anticipate that the industry wide declines in the video category will continue. We also expect our sales mix to have a negative impact on our gross margin rate in the fourth fiscal quarter compared to the prior year. These factors along with our third fiscal quarter results are expected to negatively affect fiscal 2013 earnings, as reflected in our revised guidance.”
Mr. Aguilar continued, “We effectively managed our inventory levels during the quarter, with our average inventory per store down 3.8% compared to the prior year.  We continue to maintain a strong liquidity position and had no outstanding debt at quarter end. We continue to believe the Company is well positioned to execute on its strategies.”
Conference Call to Discuss Full Operating Results for the Third Fiscal Quarter 2013
The Company will announce full operating results for its third fiscal quarter ended December 31, 2012 on Thursday, January 31, 2013. A conference call to discuss the operating results is scheduled to begin at 9:00 a.m. EST on the same day. Interested investors and other parties may listen to a simultaneous webcast of the conference call by logging onto the Company’s investor relations page at www.hhgregg.com. The call can also be accessed over the phone by dialing (877) 304-8963. Callers should reference the hhgregg third quarter earnings call. A replay of the earnings call will be available on the Company’s website through February 28, 2013.
About hhgregg
hhgregg is a specialty retailer of home appliances, televisions, computers, consumer electronics, home entertainment furniture, mattresses, fitness equipment and related services operating under the name hhgregg™. hhgregg currently operates 228 stores in Alabama, Delaware, Florida, Georgia, Illinois, Indiana, Kentucky, Louisiana, Maryland, Mississippi, Missouri, New Jersey, North Carolina, Ohio, Pennsylvania, South Carolina, Tennessee, Virginia, West Virginia, and Wisconsin.
Safe Harbor Statement
The following is a Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This press release includes forward-looking statements. These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. In particular, statements about the expectations, beliefs, plans, objectives, assumptions or future events or performance of hhgregg, Inc. are forward-looking statements.
hhgregg has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While hhgregg believes these expectations, assumptions, estimates and projections are reasonable, these forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. These and other important factors may cause hhgregg's actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Some of the key factors that could cause actual results to differ from hhgregg's expectations are: the effect of general and regional economic and employment conditions on its net sales; impact of average selling prices on net sales; competition in existing, adjacent and new metropolitan markets; competition from internet retailers; ability to modify its product mix based on changes in consumer trends and preferences; industry wide declines in the video category; impact of our sales mix; its ability to effectively execute its strategic initiatives, particularly in the video category; its ability to effectively manage and monitor its operations, costs and service quality; its reliance on a small number of suppliers; rapid inflation or deflation in core product prices; the failure of manufacturers to introduce new products and technologies; customer acceptance of new technology; its dependence on the Company's key management personnel and its ability to attract and retain qualified sale's personnel; its ability to negotiate with its suppliers to provide product on a timely basis at competitive prices; the identification and acquisition of suitable sites for its stores and the negotiation of acceptable leases for those sites; fluctuation in seasonal demand; its ability to maintain its rate of growth and penetrate new geographic areas; its ability to locate suitable new store sites; its ability to obtain additional financing and maintain its credit facilities; its ability to maintain and upgrade its information technology systems; the effect of a disruption at the Company's central distribution centers; changes in cost for advertising; and changes in legal and/or trade regulations, currency fluctuations and prevailing interest rates.

Other factors that could cause actual results to differ from those implied by the forward-looking statements in this press release are more fully described in the “Risk Factors” section in the Company’s fiscal 2012 Form 10-K filed May 23, 2012 and Form 10-Q filed November 2, 2012. Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. Except as required by law, hhgregg does not undertake, and specifically declines, any obligation to update any of these statements or to publicly announce the results of any revisions to any of these statements to reflect future events or developments.

Contact:	Andy Giesler, Vice President of Finance
investorrelations@hhgregg.com
(317) 848-8710